Exhibit 99.1
news release
QLT ANNOUNCES Q3 RESULTS FOR 2005
For Immediate Release
October 27, 2005
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) today reported financial results for the third quarter ended September 30, 2005. Unless specified otherwise, all amounts are in U.S. dollars and in accordance with U.S. GAAP.
2005 Q3 Results
Sales
Visudyne® worldwide sales for the third quarter were $123.7 million, an increase of 8.6% over the third quarter of 2004. Visudyne sales in the U.S. for the quarter were $51.0 million, down 9.7% over the same period last year. Visudyne sales in the rest of the world were $72.8 million, an increase of 26.6% over the same period last year.
Eligard® worldwide sales for the third quarter were $21.4 million, down 6.6% from the third quarter of 2004. Eligard sales in the U.S. for the quarter were $12.0 million, down 30.7% over the same period last year. Eligard sales in the rest of the world were $9.4 million, an increase of 67.3% from the same period last year.
Sales of dermatology products from our Sandoz alliance for the third quarter were $4.0 million, compared to $2.3 million in the same period last year.
Total product sales were $149.6 million, up 6.9% over total product sales in the third quarter of 2004.
Diluted Earnings Per Share (EPS)
Non-GAAP EPS, which excludes restructuring charges, amortization of intangible assets, and separation charges related to the recent departure of our former CEO, was $0.17 in the third quarter, while GAAP EPS was $0.14. A reconciliation between non-GAAP EPS and GAAP EPS for the third quarter of 2005 is provided in Exhibit 1 of this press release.
Prior year GAAP results reflect operations before our merger in the fourth quarter last year. Therefore, we have provided non-GAAP (adjusted pro forma) results, which reflect ongoing results as if the merger had occurred just prior to January 1, 2004. A reconciliation between non-GAAP results and GAAP results for the third quarter of 2004 is provided in Exhibit 3. For the third quarter of 2004, non-GAAP EPS, excluding the charge for amortization of intangibles, was $0.15, while GAAP EPS was $0.24.

Growth in non-GAAP EPS from $0.15 in the third quarter of 2004 to $0.17 in 2005 was primarily attributable to growth in Visudyne sales and profitability, higher interest income, and lower R&D expense. These gains were partially offset by lower Contract R&D Revenue and a higher effective tax rate in the quarter.
QLT Revenues
The Company’s revenues were $64.2 million in the third quarter, up 37.9% from revenues in the same period last year, and up 5.9% compared to pro forma (non-GAAP) revenues in the same period last year.
Revenue from Visudyne was $49.9 million in the third quarter, up 9.3% from the third quarter last year. QLT’s share of profit from Visudyne sales increased to 33.7% in the third quarter, up from 32.0% in the same period last year.
Research and Development (R&D) Expense
R&D expense in the third quarter was $18.3 million, up $6.1 million from R&D expense in the third quarter last year primarily due to programs added in the Atrix acquisition. R&D expense was down $1.6 million from non-GAAP R&D expense of $19.9 million last year.
Selling, General and Administrative (SG&A) Expense
For the third quarter of 2005, SG&A expense was $8.3 million, up $5.4 million from prior year third quarter expense due to separation charges related to the departure of our former CEO during the third quarter and to the Atrix acquisition. Non-GAAP SG&A expense in the quarter was $5.4 million, up slightly from the pro forma amount last year.
Cash and Short-term Investments
The company’s cash and short-term investments increased from $415 million to $449 million during the third quarter of 2005.
2005 Revised Eligard Guidance
Based on recent events and current trends in Eligard sales, QLT is revising its Eligard sales range from $90-$115 million to a new range of $80-$90 million. Total sales for Eligard in 2004 were $84 million.
About QLT
QLT Inc. is a global biopharmaceutical company specializing in developing treatments for cancer, eye diseases, dermatological and urological conditions. We have combined our expertise in the discovery, development, commercialization and manufacture of innovative drug therapies with our unique technology platforms to create highly successful products such as Visudyne and Eligard. For more information, visit our web site at www.qltinc.com.

QLT Inc.—Financial Highlights
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In accordance with United States generally accepted accounting principles)

	Three months ended		Nine months ended
	September 30,		September 30,
(In thousands of United States dollars, except per share information)	2005	2004	2005	2004
(Unaudited)
Revenues
Net product revenue	$56,989	$45,704	$166,517	$129,359
Net royalties	5,296	—	14,652	—
Contract research and development	1,701	849	9,917	2,904
Licensing and milestones	189	—	502	—

	64,175	46,553	191,588	132,263

Costs and expenses
Cost of sales	13,953	7,946	39,923	22,318
Research and development	18,254	12,200	54,775	32,867
Selling, general and administrative	8,330	2,966	18,063	11,354
Depreciation	2,139	802	5,867	2,527
Amortization of intangibles	1,327	—	5,109	—
Restructuring	—	—	3,388	—

	44,003	23,914	127,125	69,066

Operating income	20,172	22,639	64,463	63,197

Investment and other income
Net foreign exchange gains	513	(317)	3,700	297
Interest income	3,508	2,620	9,056	7,370
Interest expense	(1,603)	(1,583)	(4,763)	(4,659)
Other gains	—	1,912	—	1,912

	2,418	2,632	7,993	4,920

Income before income taxes	22,590	25,271	72,456	68,117

Provision for income taxes	(9,691)	(8,570)	(27,475)	(23,103)

Income before extraordinary gain	12,899	16,701	44,981	45,014

Extraordinary gain	—	—	—	10,393

Net income	$12,899	$16,701	$44,981	$55,407

Basic net income per common share
Income before extraordinary gain	$0.14	$0.24	$0.48	$0.65
Extraordinary gain	—	—	—	0.15

Net income	$0.14	$0.24	$0.48	$0.80

Diluted net income per common share
Income before extraordinary gain	$0.14	$0.24	$0.47	$0.62
Extraordinary gain	—	—	—	0.13

Net income	$0.14	$0.24	$0.47	$0.75

Weighted average number of common shares outstanding (in thousands)
Basic	92,637	69,594	92,979	69,482
Diluted	92,919	79,618	103,293	79,736

QLT Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)

	September 30,	December 31,
(In thousands of United States dollars)	2005	2004
(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$206,698	$277,087
Short-term investment securities	241,914	102,765
Accounts receivable	58,227	56,600
Inventories	43,353	45,899
Current portion of deferred income tax assets	4,185	4,753
Other	22,127	13,521

	576,504	500,625

Property, plant and equipment	81,954	81,674
Deferred income tax assets	7,274	6,926
Intangibles, net	109,846	119,600
Goodwill	409,586	402,518
Other long-term assets	3,782	4,906

	$1,188,946	$1,116,249

LIABILITIES
Current liabilities
Accounts payable	$9,272	$12,993
Income taxes payable	20,130	—
Accrued restructuring charge	633	—
Other accrued liabilities	17,610	19,528
Current portion of deferred revenue	9,759	2,278

	57,404	34,799

Deferred income tax liabilities	48,736	52,171
Deferred revenue	3,205	—
Long-term debt	172,500	172,500

	281,845	259,470

SHAREHOLDERS’ EQUITY
Common shares	874,318	848,498
Additional paid in capital	64,538	92,193
Accumulated deficit	(131,255)	(173,794)
Accumulated other comprehensive income	99,500	89,882

	907,101	856,779

	$1,188,946	$1,116,249

As at September 30, 2005, there were 92,648,880 issued and outstanding common shares and 10,601,127 outstanding stock options.

QLT Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In accordance with United States generally accepted accounting principles)

	Three months ended		Nine months ended
	September 30,		September 30,
(In thousands of United States dollars)	2005	2004	2005	2004
(Unaudited)
Cash flows from operating activities
Net income	$12,899	$16,701	$44,981	$55,407
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangibles	1,327	—	5,109	—
Depreciation	2,139	802	5,867	2,527
Amortization of deferred financial expenses	287	267	845	770
Unrealized foreign exchange losses	(3,718)	(5,282)	(79)	2,669
Extraordinary gain	—	—	—	(10,393)
Deferred income taxes	877	5,490	1,375	18,315
Changes in non-cash operating assets and liabilities
Accounts receivable	1,829	(705)	(203)	(8,786)
Inventories	651	(3,650)	3,099	(1,086)
Other assets	(1,472)	1,243	(7,142)	3,982
Accounts payable	(2,298)	1,835	(4,945)	(1,481)
Income taxes payable	7,294	(1,775)	19,065	(67)
Accrued restructuring charge	(219)	—	590	—
Other accrued liabilities	(596)	(1,002)	(8,570)	(4,874)
Deferred revenue	3,886	(178)	10,350	(2,094)

	22,886	13,746	70,342	54,889

Cash provided by (used in) investing activities
Short-term investment securities	71,471	286,798	(132,303)	192,041
Purchase of property, plant and equipment	(1,551)	(2,476)	(4,724)	(9,381)
Purchase costs related to Atrix Laboratories, Inc.	(84)	(1,416)	(968)	(2,134)
Purchase of Kinetek Pharmaceuticals Inc., net of cash acquired	—	—	—	(2,316)

	69,836	282,906	(137,995)	178,210

Cash provided by (used in) provided by financing activities
Common shares repurchased	—	—	(15,537)	—
Long-term debt (net)	—	(18)	—	(123)
Issuance of common shares	225	186	11,266	13,958

	225	168	(4,271)	13,835

Effect of exchange rate changes on cash and cash equivalents	7,388	22,355	1,535	14,773

Net (decrease) increase in cash and cash equivalents	100,336	319,175	(70,388)	261,707
Cash and cash equivalents, beginning of period	106,363	204,940	277,087	262,408

Cash and cash equivalents, end of period	$206,698	$524,115	$206,698	$524,115

QLT Inc.
Condensed Consolidated Statement of Operations
2005 Third Quarter Reconciliation of GAAP Earnings to
Non-GAAP Earnings	Exhibit 1

(In millions of United States dollars, except per share data) (Unaudited)

				Three months ended
	Three months ended			September 30, 2005
	September 30, 2005			Adjusted
	GAAP	Adjustments		Non-GAAP(1)
Revenues
Net product revenue	$57.0	$—		$57.0
Net royalties	5.3	—		5.3
Contract research and development	1.7	—		1.7
Licensing and milestones	0.2	—		0.2

	64.2	—		64.2

Cost and expenses
Cost of sales	(14.0)	—		(14.0)
Research and development	(18.3)	—		(18.3)
Selling, general and administrative	(8.3)	2.9	(a)	(5.4)
Depreciation	(2.1)	—		(2.1)
Amortization of intangibles	(1.3)	1.3	(b)	—

	(44.0)	4.2		(39.8)

Operating income	20.2	4.2		24.4

Investment and other income (expense)
Net foreign exchange gains	0.5	—		0.5
Interest income	3.5	—		3.5
Interest expense	(1.6)	—		(1.6)

	2.4	—		2.4

Income before income taxes	22.6	4.2		26.8

Provision for income taxes	(9.7)	(1.5)	(c)	(11.2)

Net income	$12.9	$2.7		$15.6

Income per common share:
Basic	$0.14			$0.17
Diluted	$0.14			$0.17

Weighted average number of common shares outstanding (in millions)
Basic	92.6			92.6
Diluted	92.9			92.9
Adjustments:
(a)	Remove separation costs related to the departure of Paul J. Hastings (former President and Chief Executive Officer).

(b)	Remove amortization of acquired intangibles resulting from our merger with Atrix in November, 2004.

(c)	Remove the income tax impact of (a) and (b).
Note 1:
The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful because they exclude those non-operational activities or transactions that are not necessarily relevant to understanding the trends of the Company or the prospects of future performance.

QLT Inc.
Condensed Consolidated Statement of Operations
Nine months ended September 30, 2005
Reconciliation of GAAP Earnings to Non-GAAP Earnings	Exhibit 2

(In millions of United States dollars, except per share data) (Unaudited)

				Nine months ended
	Nine months ended			September 30, 2005
	September 30, 2005			Adjusted
	GAAP	Adjustments		Non-GAAP(1)

Revenues
Net product revenue	$166.5	$—		$166.5
Net royalties	14.7	—		14.7
Contract research and development	9.9	—		9.9
Licensing and milestones	0.5	—		0.5

	191.6	—		191.6

Cost and expenses
Cost of sales	(39.9)	—		(39.9)
Research and development	(54.8)	—		(54.8)
Selling, general and administrative	(18.1)	2.9	(a)	(15.2)
Depreciation	(5.8)	—		(5.8)
Amortization of intangibles	(5.1)	5.1	(b)	—
Restructuring	(3.4)	3.4	(c)	—

	(127.1)	11.4		(115.7)

Operating income	64.5	11.4		75.9

Investment and other income (expense)
Net foreign exchange gains	3.7	—		3.7
Interest income	9.1	—		9.1
Interest expense	(4.8)	—		(4.8)

	8.0	—		8.0

Income before income taxes	72.5	11.4		83.9

Provision for income taxes	(27.5)	(4.1)	(d)	(31.6)

Net income	$45.0	$7.3		$52.3

Income per common share:
Basic	$0.48			$0.56
Diluted	$0.47			$0.55

Weighted average number of common shares outstanding (in millions)
Basic	93.0			93.0
Diluted	103.3			103.3
Adjustments:
(a)	Remove separation costs related to the departure of Paul J. Hastings (former President and Chief Executive Officer).

(b)	Remove amortization of acquired intangibles resulting from our merger with Atrix in November, 2004.

(c)	Remove restructuring costs related to integration activities that followed our merger with Atrix.

(d)	Remove the income tax impact of (a), (b) and (c).
Note 1:
The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful because they exclude those non-operational activities or transactions that are not necessarily relevant to understanding the trends of the Company or the prospects of future performance.

QLT Inc.
Condensed Consolidated Statement of Operations
2004 Third Quarter Reconciliation of GAAP Earnings to
Non-GAAP Earnings (Pro Forma)	Exhibit 3

(In millions of United States dollars, except per share data)
(Unaudited)

		Atrix pre-merger			Three months ended
	Three months ended	operations			September 30, 2004
	September 30, 2004	(July 1, 2004 -			Adjusted Pro Forma
	GAAP	September 30, 2004)	Adjustments		Non-GAAP(1)

Revenues
Net product revenue	$45.7	$5.1	$—		$50.8
Net royalties	—	4.9	—		4.9
Contract research and development	0.8	3.9	—		4.7
Licensing and milestones	—	2.2	(2.1	)(a)	0.1

	46.6	16.1	(2.1)		60.6

Cost and expenses
Cost of sales	(7.9)	(3.4)	—		(11.4)
Research and development	(12.2)	(7.7)	—		(19.9)
Selling, general and administrative	(3.0)	(2.4)	0.3	(b)	(5.1)
Depreciation	(0.8)	(0.8)	(0.2	)(c)	(1.8)
Amortization of intangibles	—	—	(1.9	)(d)	(1.9)

	(23.9)	(14.3)	(1.8)		(40.0)

Operating income	22.6	1.8	(3.9)		20.6

Investment and other income (expense)
Net foreign exchange losses	(0.3)	—	—		(0.3)
Interest income	2.6	0.7	(2.0	)(e)	1.3
Interest expense	(1.6)	—	—		(1.6)
Other gains	1.9	0.2	(2.1	)(f)	(0.0)

	2.6	0.9	(4.1)		(0.6)

Income before income taxes	25.3	2.7	(7.9)		20.0

Provision for income taxes	(8.6)	—	2.0	(g)	(6.5)

Net income	16.7	2.7	(5.9)		13.5

Net income per common share:
Basic	$0.24				$0.15
Diluted
Net income	$0.21				$0.14
Convertible senior notes — interest expense	0.03				—

Diluted net income	0.24				0.14

	Add back amortization of acquired intangibles net of related tax				0.01

	Diluted income per common share less effect of acquired intangibles(1)				$0.15

	Weighted average number of common shares outstanding (millions)
Basic	69.6				91.9
Diluted	79.6				95.1
Adjustments:
(a)	Remove licensing fees and milestone revenue related to deferred revenue recorded at fair value upon merger.

(b)	Adjust for patent maintenance expenses and merger-related expenses.

(c)	Increase depreciation as a result of recording property, plant and equipment at fair value.

(d)	Record additional amortization of acquired intangibles.

(e)	Remove foregone interest income from cash consumed in the merger and harmonization of treasury investment policies.

(f)	Remove milestone payment from former business and gain on sale of investments that would have been liquidated.

(g)	Tax impact of adjustments (c), (d), (e), and (f).
Note 1:
The adjusted pro forma non-GAAP financial measures presented above are utilized by QLT’s management to gain an understanding of the performance of the Company as a result of the merger. The adjusted pro forma non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. The Company believes that the adjusted pro forma non-GAAP financial measures are useful because they provide information that may be relevant to obtaining an understanding of the trends of the Company or the prospects of future performance.

QLT Inc.
Condensed Consolidated Statement of Operations
Nine Months Ended September 30, 2004
Reconciliation of GAAP Earnings to Non-GAAP Earnings (Pro Forma)	Exhibit 4

(In millions of United States dollars, except per share data) (Unaudited)

		Atrix pre-merger			Nine months ended
	Nine months ended	operations			September 30, 2004
	September 30, 2004	(January 1, 2004 -			Adjusted Pro Forma
	GAAP	September 30, 2004)	Adjustments		Non-GAAP(1)

Revenues
Net product revenue	$129.4	$16.9	$—		$146.3
Net royalties	—	13.1	—		13.1
Contract research and development	2.9	13.7	—		16.6
Licensing and milestones	—	6.5	(6.2	)(a)	0.2

	132.3	50.2	(6.2)		176.2

Cost and expenses
Cost of sales	(22.3)	(13.2)	(1.7	)(b)	(37.2)
Research and development	(32.9)	(23.2)	—		(56.0)
Selling, general and administrative	(11.4)	(8.1)	1.3	(c)	(18.1)
Depreciation	(2.5)	(2.0)	(0.7	)(d)	(5.2)
Amortization of intangibles	—	—	(5.6	)(e)	(5.6)

	(69.1)	(46.5)	(6.6)		(122.2)

Operating income	63.2	3.7	(12.9)		54.0

Investment and other income (expense)
Net foreign exchange gains	0.3	0.3	—		0.6
Interest income	7.4	2.0	(6.2	)(f)	3.2
Interest expense	(4.7)	—	—		(4.7)
Other gains	1.9	0.7	(2.6	)(g)	(0.0)

	4.9	3.0	(8.8)		(0.8)

Income before income taxes	68.1	6.7	(21.6)		53.2

Provision for income taxes	(23.1)	—	5.5	(h)	(17.6)

Income before extraordinary gain	45.0	6.7	(16.1)		35.6

Extraordinary gain	10.4	—	(10.4	)(i)	—

Net income	55.4	6.7	(26.5)		35.6

Basic net income per common share:
Income before extraordinary gain	$0.65				$0.39
Extraordinary gain	0.15				—

Net income	$0.80				$0.39

Diluted net income per common share:
Income before extraordinary gain	$0.56				$0.37
Extraordinary gain	0.13				—
Convertible senior notes - interest expense	0.05				—

Diluted net income	0.75				$0.37

	Add back amortization of acquired intangibles net of related tax				0.04

	Diluted income per common share less effect of acquired intangibles(1)				$0.41

	Weighted average number of common shares outstanding (millions)
Basic	69.5				91.8
Diluted	79.7				96.2
Adjustments:
(a)	Remove licensing fees and milestone revenue related to deferred revenue recorded at fair value upon merger.

(b)	Increase cost of sales as a result of recording inventory at fair value upon merger.

(c)	Adjust for patent maintenance expenses and merger-related expenses.

(d)	Increase depreciation as a result of recording property, plant and equipment at fair value.

(e)	Record additional amortization of acquired intangibles.

(f)	Remove foregone interest income from cash consumed in the merger and harmonization of treasury investment policies.

(g)	Remove milestone payment from former business and gain on sale of investments that would have been liquidated.

(h)	Tax impact of adjustments (b), (d), (e), (f), and (g).

(i)	Remove extraordinary gain related to Kinetek acquisition as a non-recurring item.
Note 1:
The adjusted pro forma non-GAAP financial measures presented above are utilized by QLT’s management to gain an understanding of the performance of the Company as a result of the merger. The adjusted pro forma non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. The Company believes that the adjusted pro forma non-GAAP financial measures are useful because they provide information that may be relevant to obtaining an understanding of the trends of the Company or the prospects of future performance.

QLT Inc. will hold an investor conference call to discuss the third quarter results on Thursday, October 27 at 8:30 a.m. ET (5:30 a.m. PT). The call will be broadcast live via the Internet at www.qltinc.com. To participate on the call, please dial 1-800-525-6384 (North America) or 780-409-1668 (International) before 8:30 a.m. ET. A replay of the call will be available via the Internet and also via telephone at 1-800-677-1564 (North America) or 402-220-1442 (International), access code 9614068.

QLT Inc.:
Vancouver, Canada
Therese Hayes/Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.
QLT Inc. is listed on the Nasdaq Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”
A full explanation of how the Company determines and recognizes revenue from Visudyne and Eligard sales is contained in the financial statements contained in the Company’s annual and periodic reports. Visudyne sales are product sales by Novartis under its alliance with QLT. Eligard sales are product sales by third parties pursuant to contractual agreements with the Company.
The third quarter financial results for QLT in this press release are preliminary and unaudited and are not a complete disclosure of our quarterly financial results. Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. The statement setting out the Company’s projection of 2005 sales for Eligard is a forward-looking statement. This statement is a prediction only and there are a number of risks, uncertainties and other factors which could cause actual events or results to differ materially from that projection, including but not limited to: the risk that future sales of Eligard may be less than expected due to increased competition or for other reasons, currency fluctuations in our primary markets may impact our financial results, uncertainty of and timing of pricing and reimbursement may limit the future sales of our products, the outcome of the pending patent litigation against us may be unfavorable, we are dependent on third-parties to commercialise Eligard, and other factors described in detail in QLT’s Annual Information Form and Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT assumes no obligation to update such information to reflect later events or developments, except as required by law.